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                                                            EXHIBIT A

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock, no par value per share and Warrants to purchase Common Stock of ViaSource Communications, Inc., is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2002

GENERAL ELECTRIC CAPITAL CORPORATION


     By:   /s/ Preston Abbott
     Name:  Preston Abbott
     Title:    Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL SERVICES, INC.


     By:    /s/ Preston Abbott
     Name:  Preston Abbott
     Title:    Attorney-in-Fact

GENERAL ELECTRIC COMPANY


     By:    /s/ Preston Abbott
     Name:  Preston Abbott
     Title:    Attorney-in-Fact